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EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-43158 and No. 33-79038) of General Automation, Inc. of our report dated November 23, 1994 appearing on page 31 of this Annual Report on Form 10-K/A.





PRICE WATERHOUSE LLP



Costa Mesa, California
August 24, 1995